EXHIBIT 21.1

                                  Subsidiaries

                                                                               Names Under
Name of Subsidiary                    State or Country of Incorporation   Which It Does Business
------------------                    ---------------------------------   ----------------------
1. Worldwide Management, SA           Costa Rica                          Worldwide Management
2. First National Consulting, Inc.    Belize                              First National Consulting